UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☒ Filed by the Registrant                           ☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UPBOUND GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V43580-P09656 UPBOUND GROUP, INC. 5501 HEADQUARTERS DRIVE PLANO, TX 75024 UPBOUND GROUP, INC. Get informed before you vote View the Notice and the Proxy Statement and most recent Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* June 4, 2024 8:00 a.m. Central Time 5501 Headquarters Drive Plano, Texas 75024 2024 Annual Meeting of Stockholders Vote by June 3, 2024 11:59 PM ET. For shares held in our 401(k) Retirement Savings Plan, vote by May 30, 2024 11:59 PM ET. You invested in UPBOUND GROUP, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 4, 2024.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V43581-P09656 Voting Items Board Recommends 1. To elect or re-elect the directors nominated by the Board of Directors: 1a. Jeffrey Brown For 1b. Mitchell Fadel For 1c. Molly Langenstein For 1d. Harold Lewis For 1e. Glenn Marino For 1f. Carol McFate For 2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 For 3. To approve, by non-binding vote, compensation of the named executive officers for the year ended December 31, 2023 For 4. To approve an amendment to the Upbound Group, Inc. Certificate of Incorporation (the “Certificate of Incorporation”) to limit the liability of certain officers as permitted by Delaware law For 5. To approve other miscellaneous amendments to the Certificate of Incorporation to provide that the Board committees may be established by the Board of Directors by a majority of the quorum, to remove the indemnification provisions, to remove references to the Series A Preferred Stock, and to correct a typo For NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof.